EXECUTION VERSION
Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of this 9th day of November, 2012, by and among Community Trust Financial Corporation, a Louisiana corporation (the “Company”), the investors identified on the signature pages hereto and such other persons or entities that may become parties to this Agreement (collectively, the “Holders” and each individually a “Holder”).
RECITALS
WHEREAS, the Company and the Holders are parties to certain Securities Purchase Agreements, dated as of the date hereof (the “Securities Purchase Agreements”), whereby the Holders have agreed to purchase and the Company has agreed to issue shares of the Company’s common stock, par value $5.00 per share (“Common Stock”) and (in the case of the Pine Brook Shareholders) shares of the Company’s Series D Nonvoting Convertible Preferred Stock, no par value per share (“Nonvoting Preferred Stock”); and
WHEREAS, the Company and the Holders desire to be granted and to grant the rights created herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:
1.Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:
(a)    All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Securities Purchase Agreements.
(b)    “Agreement” has the meaning set forth in the Preamble.
(c)    “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act.  The term “Beneficially Own” shall have a correlative meaning.
(d)    “Business Day” means any day other than a Saturday or a Sunday or a day on which Louisiana state banks are authorized or required by Law or executive order to close.
(e)    “Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, securities convertible into or exchangeable or exerciseable for any of its shares, interests, participations or other equivalents, partnership interests (whether general or limited), limited liability company interests, or equivalent ownership interests in or issued by such Person.
(f)    “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
(g)    “Common Stock” has the meaning set forth in the Recitals.
(h)    “Cutback Notice” has the meaning set forth in Section 2(c).
(i)    “Demanding Holders” has the meaning set forth in Section 2(a).
(j)    “Demanding Notice” has the meaning set forth in Section 2(a).

(k)    “Demand Registration” has the meaning set forth in Section 2(a).
(l)    “Demand Suspension” has the meaning set forth in Section 6(b).
(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
(n)    “FINRA” has the meaning set forth in Section 5(l).
(o)    “Holder(s)” has the meaning set forth in the Preamble.
(p)    “Holder Indemnitees” has the meaning set forth in Section 7(a).
(q)    “Indemnified Party” has the meaning set forth in Section 7(b).
(r)    “Indemnifying Party(ies)” has the meaning set forth in Section 7(b).
(s)    “Initial Public Offering” means the first underwritten public offering of Common Stock (or Other Securities) to the general public through a Registration Statement filed with the Commission.
(t)    “Inspectors” has the meaning set forth in Section 5(p).
(u)    “JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
(v)    “Law” means any federal, state, local or foreign statute, ordinance, law, rule, regulation, order, judgment, decree, agency requirement or legal requirement (including federal and state securities laws.
(w)    “Losses” has the meaning set forth in Section 7(a).
(x)    “Nonvoting Preferred Stock” has the meaning set forth in the Recitals.
(y)    “Other Securities” means shares of Common Stock, Nonvoting Preferred Stock or shares of other Capital Stock of the Company which are contractually entitled to registration rights or Capital Stock which the Company is registering pursuant to a registration statement.
(z)    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an estate, an unincorporated organization, a government and any agency or political subdivision thereof.
(aa)    “Piggyback Registration” has the meaning set forth in Section 3(a).
(bb)    “Pine Brook Shareholders” means the shareholders of the Company listed under the heading “Pine Brook Shareholders” on the signature pages hereto.
(cc)    “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities (and if applicable, Other Securities) covered by such Registration Statement, any free writing prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
(dd)    “Records” has the meaning set forth in Section 5(p).

(ee)    “Registrable Securities” shall mean (i) the Shares (as defined in the Securities Purchase Agreements) of Common Stock and Nonvoting Preferred Stock issued pursuant to the Securities Purchase Agreements; (ii) any shares of Common Stock and Nonvoting Preferred Stock acquired by the Holders in addition to those referred to in clause (i) after the date of this Agreement and prior to the date of an Initial Public Offering and (iii) any Other Securities issued to the Holders in respect of such Shares of Common Stock and Nonvoting Preferred Stock referred to in clauses (i) and (ii) (or Other Securities into which or for which such shares of Common Stock and Nonvoting Preferred Stock are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event, provided that such shares of Common Stock, Nonvoting Preferred Stock and Other Securities (if any) shall cease to be Registrable Securities after they have been sold or transferred pursuant to an effective Registration Statement or pursuant to Rule 144 under the Securities Act or shall have ceased to be outstanding.
(ff)    “Registration Statement” means any Registration Statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities (and, if applicable, Other Securities) pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
(gg)    “Registration Expenses” shall mean all expenses incurred in effecting the registrations provided for in this Agreement, including, without limitation, (i) all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses (other than fees, commissions or discounts), expenses of any Company audits incident to or required by any such registration and Company expenses of complying with the securities or blue sky laws of any jurisdictions, and fees and disbursements of all independent certified public accountants (including, without  limitation, the expenses of any “cold comfort” letters required) and any other Persons, including special experts retained by the Company, and (ii) reasonable out-of-pocket expenses of the selling Holders, including without limitation, fees and disbursements of counsel for such Holders whose shares are included in a Registration Statement, which counsel shall be mutually selected by the Demanding Holders (in the case of a registration pursuant to Section 2) or by the Holders Beneficially Owning a majority of the Registrable Securities included on such Registration Statement.
(hh)    “Rule 144” shall mean Rule 144 under the Securities Act or any successor rule thereto.
(ii)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
(jj)    “Securities Purchase Agreement” has the meaning the meaning set forth in the Recitals.
(kk)    “Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.
(ll)    “Shelf Take-Down Notice” has the meaning set forth in Section 4(b).
(mm)    “Shelf Underwritten Offering” has the meaning set forth in Section 4(b).
2.Demand Registrations.
(a)    At any time (x) on or after December 31, 2015 one or more Holders Beneficially Owning Registrable Securities (A) representing at least fifteen percent (15%) of the then-outstanding shares of Registrable Securities or (B) that are reasonably expected to result in aggregate gross cash proceeds in excess of $50 million (without regard to any underwriting discount or commission), or (y) on or after the one hundred and eightieth (180th) day following the occurrence of an Initial Public Offering, the Pine Brook Shareholders (such Holders, or the Pine Brook Shareholders, as the case may be, the “Demanding Holders”) shall have the right, by delivering written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by such Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided; however, that it shall be a condition to making a Demand Registration that is to be an underwritten offering under clause (y) above that the aggregate offering price of the Registrable Securities to be registered by the Demanding Holders in such underwritten Demand Registration is at least $25,000,000. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities, including whether such Demand Registration is to be an underwritten offering.  Upon receipt of such Demand Notice, the Company will notify all other Holders (other than the Demanding Holders) in writing and such other Holders shall have the right to request the Company to include all or a portion of such other Holders’ Registrable Securities in such Demand Registration by written notice delivered to the Company within fifteen (15) calendar days after such notice is given by the Company.
(b)    Following receipt of a Demand Notice, subject to Section 2(c), Section 4 and, Section 6 and Section 16(h), the Company will use its reasonable best efforts to file, as promptly as reasonably practicable (but not later than ninety (90) calendar days after receipt by the Company of such Demand Notice in the case of a registration made on Form S-1 or comparable successor form, as applicable, or sixty (60) calendar days in the case of any registration eligible to be made on Form S-3 or comparable successor form, as applicable), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Demand Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (and in any event in accordance with Section 5), provided that if such Demand Notice relates to a Shelf Registration Statement, the provisions of Section 4 shall apply.  The Holders shall have the right to request two (2) registrations per year pursuant to this Section 2.  Demanding Holders holding at least a majority of the Registrable Securities held by the Demanding Holders shall have the right to notify the Company that they have determined that the Registration Statement and/or Shelf Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and/or Shelf Registration Statement.  In the event any registration attempted under this Section 2 pursuant to which the Company would be responsible for the Registration Expenses of the Holders is not consummated, then the Company shall pay such expenses and shall remain responsible for such expenses of the Holders with respect to two (2) consummated registrations per year made under this Section 2; provided, however, that if a registration attempted under this Section 2 is not consummated solely as a result of the withdrawal of the Holders requesting such registration, unless such Holders reimburse the Registration Expenses incurred by the Company, such Registration Statement shall count against the two (2) Registration Statements that the Company is required to a consummate per year.  In any Demand Registration involving an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Demanding Holders, subject to approval of the Company not to be unreasonably withheld.
(c)    A Registration Statement filed pursuant to a Demand Notice may include Other Securities; provided, however, that the Company and any other such requesting holders agree in writing to enter into an underwriting agreement with usual and customary terms and to any lock-up or similar limitations applicable to the Holders.  Notwithstanding any other provisions of this Section 2, if the representative of the underwriters advises the Holders and the Company in writing (a “Cutback Notice”) that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (i) first, to the Holder(s) requesting inclusion in such registration, pro rata among such Holder(s) on the basis of the number of shares of Registrable Securities for which each such Holder has requested registration, (ii) second, to the Company for any securities it proposes to sell for its own account, and (iii) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration. If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such

Person shall be excluded therefrom by written notice from the Company, the underwriter or the Holder(s).  The securities so excluded shall also be withdrawn from registration.  A registration shall not be counted as “consummated” for purposes of the two (2) registrations per year requirement if, as a result of a Cutback Notice, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
(d)    Except as provided in Section 2(b) with respect to withdrawn Registration statements, all Registration Expenses of the Holders incurred in connection with two (2) registrations per year requested pursuant to this Section 2 shall be borne by the Company.
3.“Piggy‑Back” Registrations.
(a)    Except with respect to a Demand Registration, the procedures of which are addressed in Section 2, if, at any time, the Company intends to file a registration statement under the Securities Act covering a primary or secondary offering of any of its Common Stock, Nonvoting Preferred Stock or Other Securities, whether or not the sale for its own account which is not a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the Commission is applicable, the Company will promptly (and in any event at least twenty (20) calendar days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration.  Subject to Section 3(b) below and consultation with the underwriters, the Company will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to the Company within fifteen (15) calendar days after the notice given by the Company in the preceding sentence.  The Holders agree that any securities they request to be included in a Company registration pursuant to this Section 3 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above.  The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least two (2) Business Days  prior to the effective date of the Registration Statement relating to such Piggyback Registration.
(b)    If the registration involves an underwritten offering and the representative of the underwriters provides the Company and the other Holders seeking to include securities in such offering in writing a Cutback Notice, then the number of Registrable Securities and Other Securities sought to be included in such registration shall be allocated for inclusion as follows: (i) if such registration is being effected by the Company, (A) first, to the Company for any securities it proposes to sell for its own account, (B) second, to the Holder(s) requesting inclusion in such registration, pro rata among such Holder(s) on the basis of the number of shares of Registrable Securities for which each such Holder has requested registration, and (C) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of Other Securities for which each such requesting holder has requested registration; and (ii) if such registration is being effected by a Person other than the Company or the Holders, in accordance with Section 2(c) above.
(c)    If the Company elects to terminate any registration filed under this Section 3 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 3.  All the Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Without limiting the foregoing, the Company shall bear its internal expenses (including all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company. If the Company includes in such registration any securities to be offered by it, all Registration Expenses of the Holders will be borne by the Company. There shall be no limit to the number of Piggybank Registrations pursuant to this Section 3.
4.Shelf Take-Downs.
(a)    The Company shall use reasonable best efforts to qualify for registration on a Shelf Registration Statement on Form S-3 as promptly as possible following the occurrence of the Initial Public Offering. Without limiting the foregoing, once the Company is eligible to effect a registration of its securities on a Shelf Registration Statement (including on Form S-1), any Holder will have the right to elect in the Demand Notice for any Demand Registration to be made on a Shelf Registration Statement, in which event the Company shall file with the Commission, as promptly as reasonably practicable, but not later than forty (45) calendar days after receipt by the Company of such Demand Notice (subject to Section 6), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.  Upon receipt of such Demand Notice, the Company will notify all other Holders (other than the Demanding Holders) in writing and such other Holders shall have the right to request the Company to include all or a portion of such other Holders’ Registrable Securities in such Demand Registration by written notice delivered to the Company within fifteen (15) days after such notice is given by the Company.
(b)    At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if a Holder delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders).
(c)    The Company shall deliver the Shelf Take-Down Notice to all other Holders whose securities are included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such other Holder notifies the Company within five (5) Business Days after delivery of the Shelf Take-Down Notice to such other Holder.
(d)    If a Shelf Underwritten Offering is being conducted and the representative of the underwriters provides the Company and the other holders seeking to include securities in such offering in writing a Cutback Notice, then the number of Registrable Securities and Other Securities sought to be included in such Shelf Underwritten Offering shall be allocated for inclusion in accordance with Section 2(c).
(e)    All Registration Expenses incurred in connection with such registration requested pursuant to this Section 4 shall be borne by the Company.
5.Procedure for Registration.  Whenever the Company is required under this Agreement to register Registrable Securities, it agrees to do the following:
(a)    prepare and file with the Commission a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to keep such Registration Statement continuously effective for one hundred eighty (180) calendar days (and, with respect to Shelf Registration Statements, for up to two (2) years each, if requested by the Holders selling Registrable Securities) to complete the proposed distribution; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein to contain a material misstatement or omission, the Company shall file promptly an appropriate amendment to such Registration Statement correcting any such misstatement or omission;
(b)    cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(c)    advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post‑effective amendment has been filed, and, with respect to the Registration Statement or any post‑effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided that such notice shall not include specific information about any such fact or event if that information would constitute material non-public information about the Company).  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
(d)    before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), furnish to each of the selling Holders, their counsel and each of the underwriter(s), if any, at least five (5) Business Days before filing with the Commission, copies of the Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review and comment, and such other documents reasonably requested and the Company will consult with the selling Holders of Registrable Securities covered by such Registration Statement, their counsel and the underwriter(s), if any, prior to the filing of such Registration Statement or Prospectus and provide such Persons reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein.  The Company will not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which any Holder, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law;
(e)    if requested by any selling Holder or the underwriter(s), if any, incorporate in the Registration Statement or Prospectus, pursuant to a supplement or post‑effective amendment if necessary, such information as such selling Holder and underwriter(s), if any, may reasonably request to have included therein, with respect to the number of Registrable Securities being sold by such Holder, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post‑effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post‑effective amendment;
(f)    (i) deliver promptly to the selling Holders copies of all correspondence between the Commission and the Company, its counsel or auditors including any comment and response letters with respect to the Registration Statement; provided that the Company shall not provide information to the selling Holders that the Company believes could constitute material non-public information, and (ii) if requested by selling Holders, keep such selling Holders informed with respect to the substance of any discussions with the Commission or its staff regarding the Registration Statement;
(g)    furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(h)    deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
(i)    prior to any public offering of Registrable Securities, the Company shall use its reasonable best efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
(j)    cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request prior to any sale of Registrable Securities made by such underwriter(s);
(k)    if any fact or event contemplated by Section 5(c)(iv) above shall exist or have occurred, promptly prepare a supplement or post‑effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
(l)    cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
(m)    otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the Securities Act and Rule 158 thereunder (which need not be audited) for the twelve‑month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;
(n)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(o)    enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section 7 except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;
(p)    make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company to the extent legally permitted and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
(q)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;
(r)    use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or interdealer quotation system (or, if similar Company securities are already authorized to be listed on more than one national securities exchange or interdealer quotation system, on each such exchange or system on which similar securities issued by the Company are then listed); and
(s)    in the case of an underwritten offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) taking into account the Company’s business needs.
6.Lock-Up Agreement; Suspension of Sales.
(a)    Subject to Section 6(b), the Company may postpone the filing or effectiveness of any Registration Statement required under Sections 2 or 4 for a reasonable period of time, not to exceed sixty (60) calendar days, if (i) the Company has been advised by legal counsel that such filing would require the disclosure of a material non-public fact, and (ii) the Company determines reasonably and in good faith that such disclosure would be materially harmful to the Company or would have a material adverse effect on a bona fide business or financing transaction of the Company.
(b)    If (i) pursuant to the good faith judgment of the Company’s Board of Directors, the Company concludes, as a result of its determinations under Section 6(a), that it is essential to defer the filing or effectiveness of such Registration Statement at such time, and (ii) the Company shall furnish to the Holders a certificate signed by the President of the Company (a “Demand Suspension”), certifying as to the Board of Directors' determinations under Section 6(a) and that it is, therefore, essential to defer the filing or effectiveness of such Registration Statement or amendment (which certificate shall approximate the anticipated delay), then the Company shall have the right to defer such filing or effectiveness for a period of not more than ninety (90) calendar days after receipt of the request of the Holders; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)‑month period.  In the case of any Demand Suspension relating to the suspension of an effective Shelf Registration Statement, (i) the Company shall, within the ninety (90)-day period specified above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that the selling Holders may resume use thereof in accordance with applicable Law and (ii) the selling Holders agree to suspend the use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of any such certificate imposing a Demand Suspension until the earlier of the termination of the ninety (90)-day period specified above and the date on which the Company complies with clause (i) of this sentence.
(c)    The Company agrees (i) not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) calendar days prior to, and during the ninety (90) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of such registration), and (ii) that any agreement entered into on or after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which Holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, in each case including a sale pursuant to Rule 144 under the Act (except as part of any such registration, if permitted).
(d)    Each Holder of Registrable Securities agrees that, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 5(c)(ii-iv), such Holder will forthwith discontinue disposition of such Registrable Securities following the effective date of a Registration Statement covering such Registrable Securities until such Holder’s receipt of copies of the Prospectus supplement and/or post-effective amendment contemplated by Section 5(k), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and, in either case, has received copies of any additional or supplemental filings that are incorporate or deemed to be incorporated by reference in such Prospectus or Registration Statement.
7.Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Holder and its partners (limited and general), members, shareholders, directors, officers, employees and agents and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the partners (limited and general), members, shareholders, directors, officers, employees and agents of each such controlling Person and each underwriter, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation, action, suit or proceeding) and expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing Prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Holder furnished in writing to the Company by such Holder expressly for use in connection therewith.  The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.
(b)    Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, and its directors and officers, and any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing Prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance, but only (i) in connection with a registration in which such Holder is participating by registering Registrable Securities and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Holder furnished in writing to the Company by such Holder expressly for use in connection therewith. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)    If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (collectively the “Indemnifying Parties” and each an “Indemnifying Party”) of any claim or of the commencement of any action, suit or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto and such Indemnifying Parties shall have the right, upon written notice to the Indemnified Party and upon agreeing in writing, subject to the limitations and other provisions set forth in this Agreement, that it shall indemnify the Indemnified Party with respect to such action, suit or proceeding, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses; provided, however, that failure or delay to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability unless and to the extent it is materially and adversely prejudiced as a result of such failure or delay (as finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review)).  The Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Parties have agreed in writing to pay such fees and expenses, (ii) the Indemnifying Parties have failed to assume promptly the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Parties and the Indemnified Party shall have been advised in writing by its counsel that representation of such Indemnified Party and any Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Indemnified Party).  It is understood, however, that the Indemnifying Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Parties not having actual or potential differing interests with the Indemnified Parties or among themselves, which firm shall be designated in writing by the Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  The Indemnifying Parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent (not to be unreasonably withheld or delayed), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Parties agree to indemnify and hold harmless the Indemnified Party, to the extent provided herein, from and against any Losses by reason of such settlement or judgment; provided that in the event the Indemnifying Party has not (i) assumed the defense in such action, suit or proceeding, and (ii) agreed in writing that it shall indemnify the Indemnified Party with respect to such action, suit or proceeding, nothing set forth herein shall prohibit the Indemnified Party from effecting a settlement of such action, suit or proceeding and initiating a claim for indemnification hereunder against the Indemnifying Party following such settlement.
(d)    If the indemnification provided for in this Section 7 is unavailable (except if inapplicable according to its terms) to an Indemnified Party under Section 7(a) or Section 7(b) hereof in respect of any Losses referred to therein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 7, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by it in connection with the sale of the Registrable Securities subject to the action, suit or proceeding exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f)    The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Holders or any Person controlling the Holders, the Company, its directors or officers or any Person controlling the Company.  A successor to any Holder Indemnitee, or to the Company, its directors or officers or any Person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
(g)    No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding, (ii) ascribes no fault on the part of such Indemnified Party and (iii) provides for solely monetary relief.
(h)    Notwithstanding anything in this Agreement to the contrary, all parties to this Agreement hereby agree to abide by all applicable state and federal laws regarding indemnification payments to banking institutions, including, but not limited to, 12 C.F.R. Part 359.
8.Rule 144 Requirements.  If the Company becomes subject to the reporting requirements of the Exchange Act, the Company will timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require.  The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
9.Obligations of Holders and Others in a Registration.  Each Holder agrees to timely furnish such information regarding such Person and the securities sought to be registered and to take such other action as the Company may reasonably request in connection with the registration, qualification or compliance.  The Company may exclude from any Registration Statement any Holder that timely fails to comply with the provisions of the preceding sentence. If the registration involves an underwriter, each Holder agrees to enter into an underwriting agreement with such underwriters containing usual and customary terms and provisions.  The Holders agree not to affect the sale of securities under any Registration Statement until they have received a Prospectus (including by accessing a Prospectus filed with the Commission), as needed, and notice of the effectiveness of the Registration Statement of which the Prospectus forms a part.
10.Rule 144A.  The Company agrees that, upon the request of any Holder of Registrable Securities or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) calendar days of a request) to such Holder or potential purchaser, the following information:
(a)    a brief statement of the nature of the business of the Company and any subsidiaries and the products and services they offer;
(b)    the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and
(c)    such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as the requesting Holder or purchaser of such Registrable Securities shall request in order to comply with Rule 144A, as amended, and in connection therewith the anti‑fraud provisions of the federal and state securities laws.
The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Registrable Securities from such Holder that the information provided by the Company pursuant to this Section 10 will, as of their dates, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
11.Limitations on Subsequent Registration Rights.  The Company will not, without the prior written consent of the Holder or Holders of at least a two-thirds of the then outstanding Registrable Securities, enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.  If the Company enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company will modify or revise the terms of this Agreement in order to reflect any such more favorable terms for the benefit of the Holders Shareholders.
12.Consent to be Bound.  Each subsequent Holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.
13.Assignability of Registration Rights.  Subject to Section 12 hereof, the registration rights set forth in this Agreement are assignable to each assignee as to each share of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement.

14.Amendment, Termination and Waiver.  Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities.
15.Specific Performance. The Company and the Holders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification.  Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages.  If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys’ fees, in connection with any such action.
16.Miscellaneous.
(a)    Unless otherwise specified herein, all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery or facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with instructions for overnight delivery.  The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section.  All communications must be in writing and addressed as follows:

If to the Company, to:

Community Trust Financial Corporation 1511 N. Trenton Street Ruston, Louisiana 71270 Attention: Drake D. Mills Telephone: Facsimile:

With a copy (which will not constitute notice), to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. 190 E. Capitol St. Jackson, Mississippi Attention: J. Andrew Gipson Telephone: (601) 949-4789 Fax: (601) 949-4804

If to any Holder, to:
the address, facsimile number or electronic mail address set forth next to such Holder’s name on the signature page hereto (which address, facsimile number or electronic mail address may be changed by the Holder by notice provided to the Company); provided that any notices or communications to any Holder shall be sent only to the Person or department, as applicable, at the Holder set forth on such Holder’s signature page, and the Company shall not send notices or communications to any other Person on behalf of any Holder without the prior written consent of such Person or a member of such department, as applicable.
(b)    THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Louisiana and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement.  VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT WILL LIE IN RUSTON, LOUISIANA.
(c)    This Agreement and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein and therein.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.  This Agreement is not assignable or transferable by the Company without the prior written consent of Holders of at least a two-thirds of the then outstanding Registrable Securities, and Company transfers without the applicable consent are void ab initio.  In the event of any inconsistency between this Agreement and the Securities Purchase Agreement and any other agreement entered into by the Company and any Holder, this Agreement shall control.
(d)    No failure or delay of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly-authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
(e)    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(f)    Subject to Section 7 and Section 13 hereof, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party beneficiary.
(g)    The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular section of this Agreement.
(h)    If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
(i)    Nothing in this Agreement shall limit or prevent the Company from utilizing or electing to take advantage of any of the rights and privileges available to an “emerging growth company,” as such term is defined in the JOBS Act, including, but not limited to, the confidential filing of a Registration Statement on Form S-1. In addition, for purposes of this Agreement, if the Company receives a Demand Notice, the confidential filing of a Registration Statement on Form S-1 with the SEC as permitted under the JOBS Act shall satisfy the requirements of Section 2(b) of this Agreement if such Registration Statement is filed with the SEC on a confidential basis in accordance with the requirements of that section.
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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMMUNITY TRUST FINANCIAL CORPORATION

By:	/s/ Drake Mills
Drake D. Mills
Chairman, President and CEO
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PINE BROOK SHAREHOLDERS:

PINE BROOK CAPITAL PARTNERS, L.P.

By:	Pine Brook Road Associates, L.P., its General Partner

By:	PBRA, LLC, its General Partner

By:	/s/ Oliver Goldstein
Name: Oliver Goldstein
Title: Executive Vice President

PINE BROOK CAPITAL PARTNERS
(SSP OFFSHORE) II, L.P.

By:	Pine Brook Road Associates, L.P., its General Partner

By:	PBRA, LLC, its General Partner

By:	/s/ Oliver Goldstein
Name: Oliver Goldstein
Title: Executive Vice President

PINE BROOK CAPITAL PARTNERS
(CAYMAN), L.P.

By:	Pine Brook Road Associates, L.P., its General Partner

By:	PBRA, LLC, its General Partner

By:	/s/ Oliver Goldstein
Name: Oliver Goldstein
Title: Executive Vice President

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